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                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A) (No. 33-11419) of Delaware Group Equity Funds V, Inc. of our report dated
January 13, 1997, included in the 1996 Annual Report to Shareholders of Delaware Group Equity Funds V, Inc. - Value Fund.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------------
                                                      Ernst & Young LLP

Philadelphia, Pennsylvania
January 24, 1997